      As filed with the Securities and Exchange Commission on June 11, 2001
                                       Registration Statement No. 333- _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ____________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                                   NTELOS Inc.
             (Exact name of Registrant as specified in its Charter)

          Virginia                                     54-1443350
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                                 P.O. Box 1990
                          Waynesboro, Virginia  22980
          (Address of principal executive office, including zip code)

                                  NTELOS Inc.
                   Non-Employee Directors' Stock Option Plan
                            (Full title of the Plan)
                             ______________________
                             Michael B. Moneymaker
                                  NTELOS Inc.
                                 P.O. Box 1990
                          Waynesboro, Virginia  22980
                                 (540) 946-3500
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                With a copy to:

                             David M. Carter, Esq.
                               Hunton & Williams
                             Bank of America Plaza
                                   Suite 4100
                           600 Peachtree Street, N.E.
                          Atlanta, Georgia 30308-2216
                                 (404) 888-4000
                              ____________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed maximum    Proposed maximum
          Title of securities             Amount to be         offering price        aggregate         Amount of
           to be registered               registered(1)         per share(2)       offering price   registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, including
 rights to purchase the Company's             100,000               $19.88           $1,988,000         $497
 Series A Junior Participating
 Preferred Stock, no par ("Rights")(3)
====================================================================================================================

 (1) This Registration Statement covers 100,000 additional shares of common stock issuable under the registrant's Non-Employee Directors' Stock Option Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan from 25,000 to 125,000.
 (2) Calculated pursuant to Rule 457(c) on the basis of $19.88 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on June 7, 2001.
 (3) The Rights are evidenced by the certificates for shares of Common Stock and automatically trade with the Common Stock. The Rights are currently attached to and transferable only with shares of Common Stock registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================

                           INCORPORATION BY REFERENCE

Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, NTELOS Inc. (the "Company") is hereby registering additional shares of Common Stock in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which a previous registration statement has been filed with the Securities and Exchange Commission (the "Commission") relating to the Plan, and such registration statement, as listed below, is incorporated by reference herein:

1. Registration Statement on Form S-8 (Registration No. 333-40751) filed on November 21, 1997, relating to the Registrant's Non-Employee Director's Stock Option Plan.

2. The description of the Registrant's common stock without par value, contained in the Registrant's Registration Statement on Form 8-B filed on April 6, 1988.

3. The description of the Registrant's Rights, contained in the Registration Statement on Form 8-A (Registration No. 000-16751) filed on February 29, 2000, as amended in the Registration Statement on Form 8-A/A (Registration No. 001-15717) filed on August 10, 2000.

4. The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2000.

5. The Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 2001.

6. The Current Reports of the Registrant on Form 8-K filed on January 24, 2001, February 13, 2001 and April 25, 2001.

7. The definitive Proxy Statement of the Registrant dated March 30, 2001, in connection with the Annual Meeting of Shareholders held on May 8, 2001.

      All documents filed with the Commission by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                             ADDITIONAL INFORMATION

The Plan originally had 25,000 shares reserved for issuance, all of which have been issued. On December 4, 2000, the Board of Directors of the Company approved an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance under the Plan by 100,000, subject to shareholder approval. On May 8, 2001 the Company's shareholders approved the amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 100,000. As of the date of this Registration Statement, approximately 98,251 shares are available for issuance under the Plan.

     All other provisions of the Plan remain, unchanged, in full force and effect.

Item 8.  Exhibits.

Exhibit No.
-----------

 5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

 23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

 23.2       Consent of McGladrey & Pullen, LLP (filed herewith).

 24.1       Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, Commonwealth of Virginia on June 11, 2001.

                                 NTELOS Inc.,
                                 (Registrant)

                                 By:  /s/ James S. Quarforth
                                    ------------------------------------------
                                     James S. Quarforth
                                     Chief Executive Officer

                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of NTELOS Inc. whose signature appears below hereby appoints James S. Quarforth and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable NTELOS Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                                       Title                      Date
-------------------------------  ------------------------------------  -------------

/s/ James S. Quarforth           Chief Executive Officer and Director  June 11, 2001
-------------------------------  (Principal Executive Officer)
James S. Quarforth

/s/ Michael B. Moneymaker        Chief Financial Officer               June 11, 2001
-------------------------------  (Principal Financial and Accounting
Michael B. Moneymaker            Officer)

/s/ J. Allen Laymen              Chairman of the Board and President   June 11, 2001
-------------------------------
J. Allen Layman

/s/ Carl A. Rosberg              Director                              June 11, 2001
-------------------------------
Carl A. Rosberg

/s/ William W. Gibbs, V          Director                              June 11, 2001
-------------------------------
William W. Gibbs, V

/s/ A. William Hamill            Director                              June 11, 2001
-------------------------------
A. William Hamill

/s/ John B. Mitchell             Director                              June 11, 2001
-------------------------------
John B. Mitchell

/s/ John N. Neff                 Director                              June 11, 2001
-------------------------------
John N. Neff

/s/ Phyllis H. Arnold            Director                              June 11, 2001
-------------------------------
Phyllis H. Arnold

/s/ Anthony J. de Nicola         Director                              June 11, 2001
-------------------------------
Anthony J. de Nicola

/s/ John B. Williamson, III      Director                              June 11, 2001
-------------------------------
John B. Williamson, III

                                 EXHIBIT INDEX

Exhibit No.
-----------

 5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

 23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

 23.2       Consent of McGladrey & Pullen, LLP (filed herewith).

 24.1       Power of Attorney (included on signature page).